UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2015

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Talmer Bancorp, Inc. held its Annual Meeting of Shareholders on Monday, June 8, 2015, in Troy, Michigan.  We asked our shareholders to vote on the following two proposals:

•                  to elect 14 directors to our board of directors each to serve until the annual meeting of shareholders to be held in 2016 or until that person’s successor is duly elected and qualified; and

•                  to ratify the appointment of Crowe Horwath LLP as our independent public accounting firm for 2015.

Following is a tabulation of the votes with respect to each proposal.

Election of Directors

The following directors were elected with the following votes to serve until the 2016 annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Max Berlin	28,647,537	35,110,323	3,709,080
Gary Collins	63,053,835	704,025	3,709,080
Jennifer Granholm	57,318,450	6,439,410	3,709,080
Paul Hodges, III	61,861,583	1,896,277	3,709,080
Denny Kim	62,700,799	1,057,061	3,709,080
Ronald Klein	61,881,782	1,876,078	3,709,080
David Leitch	57,378,216	6,379,644	3,709,080
Barbara Mahone	57,260,716	6,497,144	3,709,080
Robert Naftaly	52,291,789	11,466,071	3,709,080
Albert Papa	62,849,969	907,891	3,709,080
David Provost	63,094,585	663,275	3,709,080
Thomas Schellenberg	57,248,566	6,508,294	3,709,080
Gary Torgow	62,778,451	979,409	3,709,080
Arthur Weiss	37,384,106	26,373,754	3,709,080

Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015 was approved with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,940,460	16,524,763	1,717	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: June 11, 2015	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer